Exhibit 99.A1(5)

Execution Copy

AMENDMENT NO. 7

TO

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF APRIL 1, 1995

AND

EFFECTIVE APRIL 27, 1995

As Amended

FOR

SPDR® S&P MIDCAP 400SM ETF TRUST

(“SPDR MIDCAP 400 TRUST”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR MIDCAP 400 Trust

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

THE BANK OF NEW YORK MELLON

(formerly, the Bank of New York)

AS TRUSTEE

DATED AS OF AUGUST 22, 2017

This Amendment No. 7 (the “Amendment Agreement”) dated as of August 22, 2017 between PDR Services LLC, as sponsor (the “Sponsor”), and The Bank of New York Mellon, as trustee (the “Trustee”), amends the document entitled “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF APRIL 1, 1995 AND EFFECTIVE APRIL 27, 1995 FOR SPDR® S&P MIDCAP 400 ETF TRUST (“SPDR MIDCAP 400 TRUST”) AND SUBSEQUENT AND SIMILAR SERIES OF SPDR MIDCAP 400 TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND THE BANK OF NEW YORK MELLON AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).

WITNESSETH THAT:

WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the SPDR MidCap 400 Trust; and

WHEREAS Section 10.01(a)(1) of the Standard Terms authorizes the Trust’s sponsor and trustee to amend the Standard Terms, without the consent of the Beneficial Owners, “to make such other provisions in regard to matters or questions arising thereunder as will not adversely affect the interests of Beneficial Owners”; and

WHEREAS the Trust’s sponsor and trustee have entered into six prior amendments to the Standard Terms, dated as of December 29, 1995, September 1, 1997, January 1, 1999, January 26, 2006, February 1, 2009 and January 1, 2010; and

WHEREAS the Sponsor and the Trustee desire to revise the provisions relating to the time for settlement of creation and redemption transactions to comply with the requirements of a two business day settlement cycle (currently scheduled to occur on September 5, 2017); and

WHEREAS the Sponsor and the Trustee now desire to further amend the Standard Terms as provided herein.

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows, effective as of September 5, 2017:

1.	The fourth paragraph of Section 5.02, “Redemption of Creation Units,” is amended to substitute “second (2nd)” for “fifth (5th) or third (3rd)” in each place the latter appears.

2.	The third sentence of the ninth paragraph Section 3.04 “Certain Deductions and Distributions,” is amended to read in its entirety as follows:

Beneficial Owners as reflected on the records of the Depository and the DTC Participants on the first (1st) Business Day following the Ex-Dividend Date (the “Record Date”) will be entitled to receive an amount, if any, representing dividends accumulated on the Securities through such Ex-Dividend Date, net of fees and expenses, accrued daily for such period.

3.	The following definitions are amended as follows:

a.	The definition of “Regular Way” shall be amended to read as follows:

Delivery of Securities or Trust Units by a “regular way” settlement date shall occur on the second Business Day following Business the Day on which an order or Submission is deemed received by the Trustee or on such other day necessary to comply with Rule 15c6-1(a) under the Securities and Exchange Act of 1934, as amended, as in effect from time to time.

b.	The definition of SEC Rule 15c6-1 is deleted.

4.	Pursuant to Section 10.01 of the Standard Terms, the parties hereby agree that this Amendment No. 7 is made in compliance with the provisions of Section 10.01 thereof and that the parties hereto have determined in good faith that the amendments contained in this Amendment No. 7 will not adversely affect the interests of the Beneficial Owners.

5.	Pursuant to Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment No. 7 for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

6.	Except as amended hereby, the Standard Terms as now in effect are in all respects ratified and confirmed hereby. This Amendment No. 7 and all of its provisions shall be deemed to be a part of the Standard Terms, and the Standard Terms, as amended hereby and previously amended, are incorporated in and amend the Trust Indenture and Agreement dated April 27, 1995, as previously amended by the Amendment dated as of September 1, 1997 referred to in the third recital paragraph.

7.	This Amendment No. 7 may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same Amendment No. 7. Each of the parties hereto acknowledges having received an executed counterpart of this Amendment No. 7. Facsimile and PDF or other similar format signatures shall be acceptable and binding.

[Signature Page Follows]

PDR SERVICES LLC, as Sponsor

By:
Name:
Title:

ATTEST:
TITLE:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

ATTEST:
TITLE:

STATE OF NEW YORK        )

                                                  ss.:

COUNTY OF NEW YORK    )

On the      day of August in the year 2017, before me personally appeared                     , to me known, who, being by me duly sworn, did depose and say that he is the                      of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like authority.

Notary Public

STATE OF NEW YORK        )

                                                  ss.:

COUNTY OF NEW YORK    )

On the      day of August in the year 2017, before me personally appeared                     , to me known, who, being by me duly sworn, did depose and say that she is the                      of The Bank of New York Mellon, the bank and trust company described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said bank and trust company.

Notary Public